Exhibit 99.2

Atlantic Power’s Acquisition of Capital Power Income L.P. A Win-Win Transaction for Unit and Share Holders June 20, 2011

Disclaimer 2 To the extent any statements made in these materials contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (collectively, "forward-looking statements"). These forward-looking statements relate to, among other things, the expected benefits of the proposed combination transaction between Atlantic Power Corporation (“ATP”), Capital Power Income L.P. (“CPILP”) and the entity resulting from such combination, such as accretion, the ability to pay dividends, enhanced cash flow, growth potential, market profile and financial strength, the position of the combined company, and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as "believe", "anticipate", "expect", "estimate", "intend" and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although Atlantic Power and CPILP believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things: (i) the failure to receive, on a timely basis or otherwise, the required approvals by Atlantic Power shareholders, CPILP unitholders and government or regulatory agencies (including the terms of such approvals); (ii) the risk that a condition to closing of the transaction may not be satisfied; (iii) the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; (iv) the possibility that costs or difficulties related to the integration of Atlantic Power and CPILP operations will be greater than expected; and other risk factors relating to the power industry, as detailed from time to time in Atlantic Power's filings with the United States Securities and Exchange Commission ("SEC") and the Canadian Securities Administrators ("CSA"), and CPILP's filings with the CSA. There can be no assurance that the proposed transaction will in fact be consummated. All $ figures in the presentation are Cdn$ unless otherwise noted.

Representatives from Management 3 Barry Welch President and CEO Paul Rapisarda Managing Director of Acquisitions and Asset Management Stuart Lee President Tony Scozzafava CFO

Transaction Overview

Description	• Atlantic Power Corporation ("Atlantic Power" or "ATP") is acquiring 100% of Capital Power Income LP's ("CPILP") equity • CPILP unit holders will receive \$19.40 per unit • In connection with the Transaction, Capital Power Corporation ("CPC") will purchase CPILP's North Carolina assets for a sale price of ~\$121 MM; will have the effect of reducing the number of CPILP units outstanding by ~6.2MM units
Consideration	• CPILP unit holders can elect to receive \$19.40 in cash or 1.30 shares in ATP for each CPILP unit, subject to allocation limits; share election can qualify as a tax free rollover, while the cash portion will be taxable • ATP is offering a maximum of \$506.5MM in cash and 31.4MM shares in ATP
Financing	• Committed debt financing sufficient to enable it to pay the cash portion of the consideration • A portion of the Transaction is expected to be financed through ATP offerings of ~\$200 MM of equity and ~\$423 MM of debt
Dividend	• ATP intends to increase its dividend by 5% to \$1.15/share, on an annual basis, following consummation of the transaction
Timing	• Subject to court, unitholder, shareholder, and SEC approval • Estimated closing: Q4 2011
Other	• CPC has signed a customary 90 day lockup for any ATP shares that it will receive • ATP will continue to be listed on the TSX (ATP) and NYSE (AT)

AtlanticPower Corporation

Capital Power Income L.P.

4

Strategic Rationale 5 Combination Creates Leading $3.6 Bn Power Infrastructure Company Creates a leading power infrastructure company, with high quality contracted asset base and increased diversification by region, fuel type, PPA expiries and EBITDA contribution Combines Atlantic Power’s proven management team with CPILP’s highly qualified operations personnel, creating the opportunity for operational synergies across the combined asset base Doubles market capitalization and improves access to capital to pursue growth Strengthens dividend stability for the foreseeable future and provides immediate accretion to cash available for distribution to shareholders Internalizes the Manager for CPILP, aligning unitholder interests with those of Management for purposes of continued growth

Overview of Combined Entity 6 Large and diverse portfolio of assets, with 2,169 MW of net generation across 31 facilities(1) Diversified by fuel and region Portfolio complemented by a regulated transmission project in California Largely contracted asset base provides predictable and stable revenue, margins and cash flows Average remaining PPA life of 9.1 years 93% of generation off-takers are investment grade rated based on MW ATP CPILP PERC Facilities Biomass Gas Hydro (1) Biomass Gas Coal Transmission Wind Hydro Includes the 53 MW Piedmont project which is currently under construction Extensive power generation development, project operations, finance, M&A and asset management experience which will be balanced by CPILP’s day-to-day operational expertise Well-maintained facilities with 2010 availability of 95% across the fleet 95% of net capacity from clean power

Combined ATP Fuel Type & Geographic Diversification 7 ATP Geographic region by net capacity (MW) Fuel type by net capacity (MW) CPILP(1) Combined ATP 1,245 MW 1,245 MW 924 MW 924 MW Note: Includes 53 MW Piedmont project which is currently under construction (1) Excludes North Carolina assets 2,169 MW 2,169 MW Wind 2% Coal 5% Hydro 6% Gas 78% Biomass 9% Wind 5% Biomass 10% Hydro 1% Coal 11% Gas 73% U.S. Central 13% U.S. Southeast 56% U.S. Southwest 2% U.S. Northeast 23% U.S. Northwest 6% U.S. Central 23% U.S. Southeast 24% U.S. Southwest 8% U.S. Northeast 22% U.S. Northwest 8% Canada 15% Hydro 9% Gas 83% Biomass 8%

Transaction is a Successful Outcome for CPILP Unitholders 8 Strategic Review Process Transaction is a result of the strategic review process announced October 5, 2010, undertaken by a Special Committee of independent directors of the general partner of CPILP in co-operation with CPC The review evaluated a broad range of alternatives for CPILP CPILP Board has received opinions from its financial advisors (CIBC World Markets Inc. and Greenhill & Co. LLC) stating that the consideration to be received by unitholders is fair (other than CPC) Special Committee has unanimously recommended that unitholders vote in favour of the transaction, as they believe it is in the best interests of CPILP and is the best option available following the strategic review process 8

Benefits for CPILP Unitholders 9 CPILP unitholders benefit from receiving fair value for their investment Price of $19.40 represents a 4.1% premium to the CPILP closing price of $18.63 on June 17, 2011 6.8% premium to the Partnership's VWAP for the 30 days leading up to October 5, 2010, the day on which CPILP announced it was undertaking a strategic review process Unitholders have option to receive either cash or common shares of ATP subject to proration Unitholders opting for cash will be subject to tax on any capital gains Unitholders opting for ATP shares are entitled to jointly elect with Atlantic to obtain a tax free rollover to the extent permitted Opportunity to receive ATP shares provides future upside through ownership of the combined company Internalizes Manager of CPILP, aligning shareholder interests with management The Partnership is entitled under the Agreement and intends to continue to pay its monthly distributions, equal to Cdn$1.76 per limited partnership unit on an annual basis, through the month preceding the month of closing.

Steps to Close 10 Regulatory approvals: Federal Energy Regulatory Commission (FERC) Canadian Competition Act and Hart-Scott-Rodino (HSR) Antitrust Review Investment Canada Atlantic Power and CPILP equity holder approvals ATP requires shareholder approval by a majority of shares voting CPILP requires unitholder approval by a majority of the units excluding units held by Capital Power Corp Committed bridge is in place to ensure funding for closing Target permanent capital raise: ~$200 MM Equity/ ~$423 MM Debt Expected close: Q4 2011

Diversified Portfolio with High Credit Quality Counterparties 11 99% of off-takers have investment grade rating based on contributions to EBITDA; 64% are A- rated or higher No single project accounts for more than 10% of pro forma EBITDA Quality assets with high availability Off-taker Credit Rating (1) 2010 Adjusted EBITDA (2) (1) Based on 2010 EBITDA (2) No project in the “Other” category contributes more than 4% to EBITDA Historical Availability (%) AAA 11% AA- to AA 15% BBB- to BBB+ 35% BB- 1% N/R <1% A- to A+ 38% 93 95 95 93 92 95 80 85 90 95 100 2008 2009 2010 ATP CPILP Curtis Palmer 9% Path 15 8% Williams Lake 7% Other 41% Morris 5% Auburndale 10% Manchief 5% Chambers 6% Lake 9%

Combined Contracted PPA Profile Supports Stable Cash Flow and Dividend 12 (1) Path 15 has a 30 year regulatory life and a 2004 COD (2) Excludes Path 15 Power Purchase Agreement Overview Remaining PPA: 9.1 years Remaining Useful Life: 22.6 years Weighted Average(2) (1) 2034 2012 2012 2012 2013 2013 2013 2014 2014 2017 2017 2018 2018 2019 2019 2019 2020 2020 2020 2020 2022 2022 2022 2023 2023 2024 2027 2027 2028 2030 2037 2037 2011 2015 2019 2023 2027 2031 2035 2039 Path 15 Kenilworth Badger Creek Nipigon Greeley Lake Auburndale Selkirk Tunis Kapuskasing North Bay Pasco Williams Lake Naval Station Naval Training Center North Island Gregory Delta Calstock Oxnard Manchief Frederickson Moresby Lake Orlando Morris Chambers Curtis Palmer Mamquam Cadillac Idaho Wind Piedmont Koma Kulshan PPA Term 2032

ATP Track Record of Growth/Dividends 13 ATP management has a demonstrated track record of pursuing accretive transactions and growing dividends ATP has increased its dividend three times since its IPO Dividend increases are determined on the basis of long-term sustainability ATP intends to increase dividend to $1.15/share at the close of the transaction Pro forma dividend is stable for the foreseeable future even assuming no additional acquisitions or organic growth Pro forma payout ratio decreases significantly starting in 2012 Pro Forma Dividend Stability ATP Historical Dividends ATP Historical Project Adjusted EBITDA from Acquisitions (C$/Share) ($MM) 59.6 71.9 78.2 84.8 - 25 50 75 100 2007 2008 2009 2010 1.01 1.04 1.06 1.06 1.09 1.09 1.00 1.02 1.04 1.06 1.08 1.10 2005 2006 2007 2008 2009 2010

Scale will Support Growth 14 Post transaction, Atlantic Power will be the second largest publicly listed power infrastructure company Pro-forma market capitalization of ~$1.7Bn Enterprise value of ~$3.6Bn Access to public markets in both the U.S. and Canada Larger size and broader-based shareholder ownership will improve access to capital and facilitate the pursuit of sustained growth initiatives All EBITDA figures per Bloomberg as at June 17, 2011, except for ATP EBITDA which represents reported project-adjusted EBITDA from 2010 and utilizes the 2010 average exchange rate to convert from US$ to Cdn$ Reflects one-year average daily trading volume (1) (2)

Focus on Creating Shareholder Value: Financial and Strategic Plan 15 1 Sustain and grow cash flows Optimize contractual agreements Optimize and expand existing assets in portfolio Pursue development opportunities 2 Pursue accretive acquisitions Actively seek and evaluate proprietary acquisition opportunities in North America Focus on opportunities with contracted cash flows, credit-worthy counterparties, minimal fuel price risk and attractive power markets 3 Maintain financial flexibility Take advantage of access to public markets in both U.S. and Canada Dual listing on TSX and NYSE increases liquidity and broadens investor base, reducing cost of capital 4 Generate shareholder value Stable, attractive dividend for yield-focused investors Contracted business model for predictable cash flow generation

A Win-Win Transaction for Stakeholders 16 Accretive Transaction Improves Scale and Asset Diversity Improves Future Growth Prospects Complements Existing Management Team Enhances Liquidity and Access to Capital Stable Dividend into Foreseeable Future

Additional Information 17 In connection with the proposed transaction, Atlantic Power Corporation ("Atlantic Power") plans to file with a registration statement on Form S-4 with the United States Securities and Exchange Commission (“SEC”) that will include a joint proxy statement/management circular of Atlantic Power and Capital Power Income L.P. (“CPILP”) that will also constitute a prospectus of Atlantic Power. Atlantic Power and CPILP will mail the joint proxy statement/prospectus to their respective stock and unitholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT MATERIALS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Atlantic Power and CPILP, free of charge, at the website maintained by the SEC at www.sec.gov, at the website maintained by the Canadian Securities Administrators ("CSA") at www.sedar.com or at Atlantic Power's website, www.atlanticpower.com or by writing Atlantic Power at the following: Atlantic Power Corporation, 200 Clarendon Street, Floor 25, Boston, Massachusetts 02116, or telephoning Atlantic Power at (617) 977-2400. The respective directors and executive officers of Atlantic Power and CPILP, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlantic Powers' directors and executive officers is available in its definitive proxy statement filed with the SEC on May 2, 2011, and information regarding CPILP's directors and executive officers is available in its Annual Information Form filed on March 11, 2011 at www.sedar.com. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.